Exhibit 10.1

Execution Version (GER/ENG)

8. September 2026 / September 8, 2026

Worthington Steel GmbH

und / and

Klöckner & Co SE

Beherrschungs- und Gewinnabführungsvertrag /

Domination and Profit and Loss Transfer Agreement

Beherrschungs- und Gewinnabführungsvertrag	Domination and Profit and Loss Transfer Agreement (– Convenience Translation –)

zwischen der	between

Worthington Steel GmbH,

eine Gesellschaft mit beschränkter Haftung nach deutschem Recht, eingetragen ins Handelsregister des Amtsgerichts Stuttgart unter HRB 801625, mit Sitz in Stuttgart, mit eingetragener Geschäftsanschrift in c/o Sitem Group, Graf-Zeppelin-Straße 29, 72202 Nagold, Deutschland.	a limited liability company (Gesellschaft mit beschränkter Haftung—GmbH) under German law, registered with the commercial register of the local court (Amtsgericht) of Stuttgart under HRB 801625, with its registered seat in Stuttgart, with its registered business address at c/o Sitem Group, Graf-Zeppelin-Straße 29, 72202 Nagold, Germany.

— ”WS” —

und der	and

Klöckner & Co SE,

eine Societas Europaea (SE) nach deutschem Recht, eingetragen ins Handelsregister des Amtsgerichts Düsseldorf unter HRB 109982, mit Sitz in Düsseldorf, mit eingetragener Geschäftsanschrift in Peter-Müller-Str. 24, 40468 Düsseldorf, Deutschland	a European stock corporation (Societas Europaea—SE) incorporated under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Düsseldorf under HRB 109982, with its registered seat in Düsseldorf, with its registered business address at Peter-Müller-Str. 24, 40468 Düsseldorf, Germany

— ”KCO” —

- WS und KCO nachfolgend einzeln auch “Partei” und zusammen auch “Parteien” genannt -.	- WS and KCO hereinafter each a “Party” and collectively “Parties” -.

1. LEITUNG UND WEISUNGEN	1. CONTROL AND INSTRUCTIONS

1.1  KCO unterstellt WS die Leitung ihrer Gesellschaft ab dem Zeitpunkt, in dem dieser Vertrag gemäß Ziffer 6.2 dieses Vertrags wirksam wird. Dementsprechend ist WS berechtigt, – soweit gesetzlich zulässig – dem Vorstand von KCO hinsichtlich deren Leitung sowohl allgemeine als auch auf den Einzelfall bezogene Weisungen zu erteilen.

1.1  KCO agrees that the management of its company shall be under the control of WS as from the date of the effectiveness of this Agreement in accordance with Section 6.2 of this Agreement. Accordingly, WS shall be entitled, to the extent permitted by law, to issue instructions to the management board (Vorstand) of KCO with respect to the management of KCO in general or on a case-by-case basis.

1.2 Der Vorstand von KCO ist gegenüber WS verpflichtet, die Weisungen von WS nach Ziffer 1.1 dieses Vertrags in Übereinstimmung mit § 308 Aktiengesetz (“AktG”) zu befolgen.

1.2  The management board of KCO is obliged vis-à-vis WS to comply with the instructions of WS as specified in Section 1.1 of this Agreement and in accordance with Section 308 German Stock Corporation Act (Aktiengesetz – ”AktG”).

1.3 WS ist nicht berechtigt, dem Vorstand von KCO Weisungen in Bezug auf die Änderung, Aufrechterhaltung oder Beendigung dieses Vertrags zu erteilen.	1.3 WS shall not be entitled to issue instructions to the management board of KCO to amend, maintain, or terminate this Agreement.

1.4 Weisungen bedürfen der Textform (§ 126b Bürgerliches Gesetzbuch – ”BGB”) oder sind, falls die Weisungen mündlich erteilt werden, unverzüglich in Textform zu bestätigen.

1.4  Any instructions require text form (Textform, Section 126b German Civil Code (Bürgerliches Gesetzbuch – ”BGB”)), or, if the instructions are issued orally, they shall be confirmed in text form without undue delay.

2. GEWINNABFÜHRUNG	2. TRANSFER OF PROFIT

2.1  KCO verpflichtet sich, ihren ganzen Gewinn an WS abzuführen. Vorbehaltlich der Bildung oder Auflösung von Rücklagen gemäß Ziffer 2.2 und Ziffer 2.3 dieses Vertrags ist der nach den Vorschriften des § 301 AktG in seiner jeweils gültigen Fassung (ggfs. entsprechend) zulässige Höchstbetrag an WS abzuführen.

2.1  KCO undertakes to transfer its entire profit to WS. Subject to establishing or dissolving reserves in accordance with Section 2.2 and Section 2.3 of this Agreement, the maximum amount of profit as established according to the provisions of Section 301 AktG in its respective applicable version (accordingly, if applicable) shall be transferred to WS.

2.2  KCO kann mit in Textform (§ 126b BGB) erteilter Zustimmung von WS Teile ihres Jahresüberschusses in andere Gewinnrücklagen (§ 272 Abs. 3 HGB) einstellen, soweit dies handelsrechtlich zulässig und aufgrund vernünftiger kaufmännischer Beurteilung wirtschaftlich gerechtfertigt ist.

2.2  KCO may, with consent given in text form (Textform, Section 126b BGB) by WS, allocate parts of its annual net income to other profit reserves (Section 272 para. 3 German Commercial Code (Handelsgesetzbuch—”HGB”) if and to the extent permissible under commercial law and as economically justified by reasonable commercial judgement.

2.3  Vorbehaltlich der Bestimmungen des § 301 AktG in seiner jeweils gültigen Fassung (ggfs. entsprechend) hat KCO auf in Textform (§ 126b BGB) erteilte Anforderung von WS andere Gewinnrücklagen nach § 272 Abs. 3 HGB, die während der Laufzeit dieses Vertrags gebildet wurden, aufzulösen und

2.3  Subject to the provisions of Section 301 AktG in its respective applicable version (accordingly, if applicable), KCO shall, upon the request of WS given in text form (Textform, Section 126b BGB), dissolve other profit reserves pursuant to Section 272 para.3 HGB established during the course of this Agreement and use the proceeds to den Erlös zum Ausgleich eines Jahresfehlbetrags zu verwenden, der ohne die Verpflichtung zur Verlustübernahme nach Ziffer 3 dieses Vertrags entstünde, oder als Gewinn abzuführen, wenn und soweit § 302 AktG in seiner jeweils geltenden Fassung dem nicht entgegensteht. Kapitalrücklagen, vorvertragliche Gewinnrücklagen oder ein Gewinnvortrag, der aus der Zeit vor Wirksamkeit dieses Vertrags stammt, dürfen weder als Gewinn an WS abgeführt noch zum Ausgleich eines Jahresfehlbetrags verwendet werden.

compensate for any annual loss which would occur without the obligation to assume losses pursuant to Section 3 of this Agreement or transfer the proceeds as profit if and to the extent that Section 302 AktG, in its then current version, does not conflict therewith. Capital reserves, earnings reserves or profits carried forward from the period prior to the effectiveness of this Agreement may neither be transferred as profit to WS nor be used to compensate for any annual loss.

2.4 Die Verpflichtung nach Ziffer 2.1 Satz 1 dieses Vertrags wird mit Ablauf des jeweiligen Geschäftsjahres von KCO fällig.	2.4 The obligation according to Section 2.1 sentence 1 of this Agreement becomes due upon the end of the respective fiscal year of KCO.

3. VERLUSTÜBERNAHME	3. ASSUMPTION OF LOSSES

3.1 Für die Verlustübernahme gelten die Vorschriften des § 302 AktG in seiner jeweils gültigen Fassung (ggfs. entsprechend).	3.1 The provisions of Section 302 AktG as amended from time to time apply (accordingly, if applicable) to the loss compensation.

3.2  Die Verpflichtung zur Verlustübernahme wird jeweils am Ende eines Geschäftsjahres von KCO fällig. Im Falle der Zahlungsunfähigkeit, drohenden Zahlungsunfähigkeit oder Überschuldung nach den §§ 17-19 der Insolvenzordnung in ihrer jeweils gültigen Fassung kann KCO eine Vorabübernahme von Verlusten verlangen. Ansprüche auf Vorabübernahme von Verlusten aus anderen Rechtsgründen bleiben unberührt. Die Vorabübernahme von Verlusten ist auf den später festgestellten Betrag des Verlusts anzurechnen und ein den Verlust übersteigender Betrag ist mit Fälligkeit zum Ende des Geschäftsjahres von KCO auszugleichen. Anstelle eines Ausgleichs können die Parteien einvernehmlich festlegen, dass der auszugleichende Betrag von WS an KCO ab dem Ende des Geschäftsjahres von KCO als verzinsliches Darlehen gewährt wird.

3.2  The obligation to assume any losses becomes due at the end of each financial year of KCO. In case of insolvency, imminent insolvency or overindebtedness within the meaning of Sections 17 to 19 of the German Insolvency Code (Insolvenzordnung), KCO may request that losses are assumed in advance. Claims for an advance assumption of losses on other legal grounds remain unaffected. The preliminary assumption of losses shall be credited against the subsequently determined amount of the loss, and any amount exceeding the loss shall be settled with effect due as of the end of the financial year of KCO. Instead of a settlement payment, the Parties may mutually agree that the amount to be settled shall be provided by WS to KCO as an interest-bearing loan, effective from the end of the financial year of KCO.

4. AUSGLEICHSZAHLUNG	4. COMPENSATION PAYMENT

4.1  WS verpflichtet sich, den außenstehenden Aktionären von KCO ab dem Geschäftsjahr von KCO, für das erstmals der Anspruch von WS auf Gewinnabführung nach Ziffer 2 dieses Vertrags besteht, für die Dauer dieses Vertrags als angemessenen Ausgleich nach § 304 Abs. 1 AktG eine wiederkehrende Geldleistung (“Ausgleichszahlung”) zu zahlen.

4.1  WS undertakes to pay to the outside shareholders of KCO as adequate compensation pursuant to Section 304 para. 1 AktG a recurring annual cash compensation (wiederkehrende Ausgleichszahlung) (“Compensation Payment”) for the duration of this Agreement from the fiscal year of KCO for which WS is entitled to a profit transfer pursuant to Section 2 of this Agreement for the first time.

4.2  Die Ausgleichszahlung beträgt für jedes volle Geschäftsjahr von KCO für jede auf den Namen lautende Stückaktie (nennwertlose Namensaktie) von KCO mit einem rechnerischen Anteil am Grundkapital in Höhe von EUR 2,50 (jeweils einzeln “KCO-Aktie” und zusammen “KCO-Aktien”), einen Bruttobetrag von EUR 0,67 abzüglich des Betrags etwaiger Körperschaftsteuer und des Solidaritätszuschlags nach dem jeweils für diese Steuern für das betreffende Geschäftsjahr geltenden Steuersatz, wobei dieser Abzug nur auf der Grundlage des anteiligen Bruttobetrags von EUR 0,04 je KCO-Aktie zu berechnen ist, der aus Gewinnen resultiert, die der deutschen Körperschaftsteuer unterliegen. Nach den Verhältnissen zum Zeitpunkt des Abschlusses dieses Vertrags unterliegt der anteilige Bruttobetrag von EUR 0,04 je KCO-Aktie, der sich auf die mit deutscher Körperschaftsteuer belasteten Gewinne von KCO bezieht, einem Abzug von 15 % Körperschaftsteuer zzgl. 5,5 % Solidaritätszuschlag, d.h. EUR 0,01. Zusammen mit dem verbleibenden anteiligen Bruttobetrag von EUR 0,62 je KCO-Aktie, der sich auf nicht der deutschen Körperschaftsteuer unterliegende Gewinne bezieht, beträgt die Ausgleichszahlung nach den Verhältnissen zum Zeitpunkt des Abschlusses dieses Vertrags EUR 0,66 je KCO-Aktie für jedes volle Geschäftsjahr. Klarstellend wird vereinbart, dass etwaige Quellensteuern (wie z.B. Kapitalertragsteuer zzgl. Solidaritätszuschlag) von der Ausgleichszahlung einbehalten werden, soweit dies gesetzlich vorgeschrieben ist. Die Ausgleichszahlung ist am ersten Bankarbeitstag nach der ordentlichen Hauptversammlung von KCO für das jeweils vorangegangene Geschäftsjahr fällig, in jedem Fall jedoch innerhalb von acht Monaten nach Ablauf des jeweiligen Geschäftsjahres.

4.2  The Compensation Payment amounts for each full fiscal year of KCO for each no-par value registered share (nennwertlose Namensaktie) in KCO with a mathematical portion in the share capital in the amount of EUR 2.50 (each “KCO Share” and together “KCO Shares”) to a gross sum (Bruttobetrag) of EUR 0,67 minus the amount of any corporate income tax and the solidarity surcharge in accordance with the respective tax rate applicable for these taxes for the relevant fiscal year, whereby this deduction is to be calculated only on the basis of the pro rata gross sum of EUR 0,04 per KCO Share resulting from profits which are subject to German corporate income tax (Körperschaftsteuer). Based on the situation at the time of conclusion of this Agreement, the pro rata gross sum of EUR 0,04 for each KCO Share, which relates to profits made by KCO being subject to the German corporate income tax, is subject to a deduction of 15% corporate income tax plus 5.5% solidarity surcharge (Solidaritätszuschlag), that is EUR 0,01. Together with the remaining pro rata gross sum of EUR 0,62 for each KCO Share, relating to profits not being subject to the German corporate income tax, the Compensation Payment amounts to EUR 0,66 for each KCO Share for each full fiscal year, based on the situation at the time of conclusion of this Agreement. For the avoidance of doubt, it is agreed that any withholding tax (such as capital gains tax (Kapitalertragsteuer) plus solidarity surcharge thereon) shall be withheld from the Compensation Payment to the extent required by statutory law. The Compensation Payment is due on the first banking day following the ordinary general shareholders’ meeting of KCO for any respective preceding fiscal year but in any event within eight months following expiration of the relevant fiscal year.

4.3  Die Ausgleichszahlung wird erstmals für das volle Geschäftsjahr von KCO gewährt, für das der Anspruch von WS auf Gewinnabführung nach Ziffer 2.1 i.V.m. Ziffer 6.2 dieses Vertrags wirksam wird. Endet dieser Vertrag während eines Geschäftsjahres von KCO oder bildet KCO ein Rumpfgeschäftsjahr, während die Verpflichtung nach Ziffer 2 dieses Vertrags besteht, vermindert sich die Ausgleichszahlung zeitanteilig.

4.3  The Compensation Payment is granted for the first time for the full fiscal year of KCO for which the claim of WS to transfer of profit under Section 2.1 in conjunction with Section 6.2 of this Agreement becomes effective. If this Agreement ends during a fiscal year of KCO or if KCO establishes an abbreviated fiscal year (Rumpfgeschäftsjahr) while the obligation according to Section 2 of this Agreement is existing, the Compensation Payment is reduced pro rata temporis.

4.4  Im Falle einer Erhöhung des Grundkapitals von KCO aus Gesellschaftsmitteln gegen Ausgabe neuer Aktien vermindert sich die Ausgleichszahlung je KCO-Aktie in dem Maße, dass der Gesamtbetrag der Ausgleichszahlung unverändert bleibt. Wird das Grundkapital von KCO durch Bar- und/oder Sacheinlagen erhöht, gelten die Rechte aus dieser Ziffer 4 auch für die von außenstehenden Aktionären bei einer solchen Kapitalerhöhung gezeichneten Aktien. Der Beginn der jeweiligen Gewinnberechtigung der neuen Aktien gemäß dieser Ziffer 4 entspricht der von KCO bei Ausgabe der neuen Aktien festgelegten Gewinnberechtigung.

4.4  If the share capital of KCO is increased from the reserves in exchange for the issuance of new shares, the Compensation Payment for each KCO Share is reduced to such an extent that the total amount of the Compensation Payment remains unchanged. If the share capital of KCO is increased by cash contributions and/or contributions in kind, the rights under this Section 4 also apply for the shares subscribed to by outside shareholders in such capital increase. The beginning of each entitlement of the new shares pursuant to this Section 4 corresponds to the dividend entitlement set by KCO when issuing the new shares.

4.5  Wird ein Spruchverfahren nach dem Spruchverfahrensgesetz (“SpruchG”) eingeleitet und das Gericht setzt rechtskräftig eine höhere Ausgleichszahlung fest, können auch die bereits nach Maßgabe der Ziffer 5 dieses Vertrags abgefundenen Aktionäre eine entsprechende Ergänzung der von ihnen bereits erhaltenen Ausgleichszahlungen verlangen. Ebenso werden alle anderen außenstehenden Aktionäre gleichgestellt, wenn sich WS gegenüber einem außenstehenden Aktionär von KCO in einem gerichtlichen Vergleich zur Abwendung oder Beendigung eines Spruchverfahrens zur Zahlung einer höheren Ausgleichszahlung verpflichtet.

4.5  If an appraisal proceeding (Spruchverfahren) according to the German Act on Appraisal Proceedings (Spruchverfahrensgesetz—”SpruchG”) is initiated and the court adjudicates a legally binding higher Compensation Payment, the outside shareholders, even if they have already been compensated according to Section 5 of this Agreement are entitled to demand a corresponding additional payment to the Compensation Payment. Likewise, all other outside shareholders will be treated in the same way if WS undertakes to pay a higher Compensation Payment to an outside shareholder of KCO in a court settlement (gerichtlicher Vergleich) for the purpose of avoiding or terminating judicial appraisal proceedings (Spruchverfahren).

5. ABFINDUNG	5. COMPENSATION

5.1 WS verpflichtet sich, auf Verlangen jedes außenstehenden Aktionärs von KCO dessen KCO-Aktien gegen eine Barabfindung (“Abfindung”) in Höhe von EUR 11,00 je KCO-Aktie zu erwerben.

5.1  WS undertakes upon demand of each outside shareholder of KCO to purchase such shareholder’s KCO Shares in exchange for a cash compensation (“Compensation”) in the amount of EUR 11,00 for each KCO Share.

5.2  Die Verpflichtung der WS zum Erwerb von KCO-Aktien ist befristet. Die Frist endet zwei Monate nach dem Tag, an dem die Eintragung des Bestehens dieses Vertrags im Handelsregister des Sitzes von KCO nach § 10 HGB bekannt gemacht worden ist. Eine Verlängerung der Frist nach § 305 Abs. 4 Satz 3 AktG wegen eines Antrags auf Bestimmung der angemessenen Ausgleichszahlung oder der angemessenen Abfindung durch das

5.2  The obligation of WS to purchase KCO Shares is for a limited period of time. The time limitation period ends two months after the date on which the registration of this Agreement in the commercial register at the registered seat of KCO has been announced pursuant to Section 10 HGB. An extension of the time limitation period pursuant to Section 305 para. 4 sentence 3 AktG as a result of a motion for determining the adequate Compensation Payment or in § 2 SpruchG bestimmte Gericht bleibt unberührt. In diesem Fall endet die Frist zwei Monate nach dem Tag, an dem die Entscheidung über den zuletzt beschiedenen Antrag im Bundesanzeiger bekanntgemacht worden ist.

adequate Compensation by the court according to Section 2 SpruchG remains unaffected. In this case, the time limitation period ends two months after the date on which the decision on the last motion ruled on has been announced in the Federal Gazette (Bundesanzeiger).

5.3  Wird das Grundkapital von KCO aus Gesellschaftsmitteln gegen Ausgabe neuer Aktien vor Ablauf der in Ziffer 5.2 dieses Vertrags genannten Frist erhöht, vermindert sich die Abfindung je Aktie in dem Maße, dass der Gesamtbetrag der Abfindung unverändert bleibt. Wird das Grundkapital von KCO vor Ablauf der in Ziffer 5 dieses Vertrags genannten Frist durch Bar- und/oder Sacheinlagen erhöht, gelten die Rechte aus dieser Ziffer 5 dieses Vertrags auch für die von den außenstehenden Aktionären bei einer solchen Kapitalerhöhung gezeichneten Aktien.

5.3  If the share capital of KCO is increased using corporate funds in exchange for the issuance of new shares prior to the expiration of the time limitation period set forth in Section 5.2 of this Agreement, the Compensation for each share is reduced to such an extent that the total amount of the Compensation remains unchanged. If the share capital of KCO is increased prior to the expiration of the time limitation period set forth in Section 5 of this Agreement by means of cash contributions and/or contributions in kind, the rights under this Section 5 of this Agreement also apply for the shares subscribed to by the outside shareholders in such capital increase.

5.4 Die Übertragung der KCO-Aktien gegen Abfindung erfolgt für die außenstehenden Aktionäre von KCO kostenfrei, soweit sie über ein inländisches Wertpapierdepot verfügen.	5.4 The transfer of the KCO Shares for Compensation is free of costs for the outside shareholders of KCO insofar as they hold a domestic securities deposit account.

5.5  Wird ein Spruchverfahren nach dem SpruchG eingeleitet und das Gericht setzt rechtskräftig eine höhere Abfindung fest, können auch die bereits abgefundenen Aktionäre eine entsprechende Ergänzung der Abfindung verlangen. Ebenso werden alle anderen außenstehenden Aktionäre gleichgestellt, wenn WS sich in einem gerichtlichen Vergleich gegenüber einem außenstehenden Aktionär von KCO zur Vermeidung oder Beilegung eines Spruchverfahrens zur Zahlung einer höheren Abfindung verpflichtet.

5.5  If an appraisal proceeding (Spruchverfahren) pursuant to the SpruchG is initiated and the court adjudicates a legally binding higher compensation, the outside shareholders, even if they have already been compensated, are entitled to demand a corresponding additional payment to the Compensation. Likewise, all other outside shareholders will be treated in the same way if WS undertakes in a court settlement (gerichtlicher Vergleich) to pay a higher compensation to an outside shareholder of KCO for the purpose of avoiding or terminating judicial appraisal proceedings.

5.6  Endet dieser Vertrag aufgrund einer Kündigung einer Partei zu einem Zeitpunkt, in dem die nach Ziffer 5.2 dieses Vertrags bestimmte Frist zur Annahme der Abfindung nach Ziffer 5.1 dieses Vertrags bereits abgelaufen ist, ist jeder zu diesem Zeitpunkt außenstehende Aktionär von KCO berechtigt, seine zum Zeitpunkt der Beendigung dieses Vertrags von ihm gehaltenen KCO-Aktien gegen Zahlung der in Ziffer 5.1 dieses Vertrags bestimmten Abfindung je KCO-Aktie an WS zu veräußern und WS ist verpflichtet, die KCO-Aktien jedes außenstehenden Aktionärs von KCO auf dessen Verlangen

5.6  If this Agreement terminates due to a termination by either party at a time when the period specified in Section 5.2 of this Agreement for acceptance of the Compensation under Section 5.1 of this Agreement has already expired, each outside shareholder of KCO at such time shall be entitled to sell his KCO Shares held by him at the time of termination of this Agreement to WS in exchange for payment of the Compensation per KCO Share specified in Section 5.1 of this Agreement, and WS shall be obligated to acquire the KCO Shares of each outside shareholder of KCO upon such shareholder’s request. If the zu erwerben. Wird die in Ziffer 5.1 dieses Vertrags bestimmte Abfindung je KCO-Aktie durch rechtskräftige Entscheidung in einem Spruchverfahren oder durch einen Vergleich zur Abwendung oder Beendigung eines Spruchverfahrens erhöht, wird WS die KCO-Aktien der außenstehenden Aktionäre von KCO unter den in Satz 1 genannten Voraussetzungen gegen Zahlung des im Spruchverfahren oder dem Vergleich je KCO-Aktie festgesetzten Betrags erwerben. Dieses Veräußerungsrecht ist befristet. Die Frist endet zwei Monate nach dem Tag, an dem die Eintragung der Beendigung dieses Vertrags im Handelsregister von KCO nach § 10 HGB bekannt gemacht worden ist. Die Ziffern 5.3. und 5.4 dieses Vertrags gelten entsprechend.

compensation per KCO Share specified in Section 5.1 of this Agreement is increased by a final and binding decision in appraisal proceedings or by a settlement to avert or conclude such appraisal proceedings, WS shall acquire the KCO Shares from the outside shareholders of KCO, subject to the conditions set forth in sentence 1, in exchange for payment of the amount per KCO Share determined in the appraisal proceedings or settlement. This right of sale is subject to a time limit. The time limit expires two months after the day on which the registration of the termination of this Agreement in the commercial register of KCO has been published pursuant to Section 10 HGB. Sections 5.3 and 5.4 of this Agreement shall apply mutatis mutandis.

6. WIRKSAMWERDEN	6. EFFECTIVENESS

6.1  Dieser Vertrag bedarf zu seiner Wirksamkeit der Zustimmung der Hauptversammlung von KCO sowie der Zustimmung der Gesellschafterversammlung von WS mit einer Mehrheit von drei Viertel des bei der Beschlussfassung vertretenen Grundkapitals bzw. Stammkapitals.

6.1  To be effective, this Agreement requires the approval of the general shareholders’ meeting of KCO and the approval of the shareholder meeting of WS with a majority of three quarters of the share capital represented at the time the resolution is adopted.

6.2  Dieser Vertrag wird wirksam, sobald sein Bestehen in das Handelsregister des Sitzes von KCO eingetragen worden ist, frühestens jedoch zu Beginn des am 1. Januar 2027 beginnenden Geschäftsjahres. Ein Anspruch auf Gewinnabführung nach Ziffer 2.1 oder Verlustübernahme nach Ziffer 3.1 dieses Vertrags besteht rückwirkend für die Zeit ab Beginn des Geschäftsjahres seiner Wirksamkeit nach Ziffer 6.2 Satz 1 dieses Vertrags.

6.2  This Agreement becomes effective upon registration of its existence with the commercial register at the registered seat of KCO, at the earliest, however, at the beginning of the fiscal year commencing on 1 January 2027. A claim to profit transfer under Section 2.1 or loss compensation under Section 3.1 of this Agreement shall exist with retroactive effect as from the beginning of the fiscal year of KCO in which this Agreement becomes effective pursuant to Section 6.2 sentence 1 of this Agreement.

7. LAUFZEIT, KÜNDIGUNG	7. TERM, TERMINATION

7.1 Der Vertrag wird auf unbestimmte Zeit geschlossen.	7.1 This Agreement is concluded for an indefinite period.

7.2  Jede Partei kann diesen Vertrag mit einer Frist von drei Monaten zum Ende des Geschäftsjahres von KCO kündigen. Der Vertrag kann erstmals zum Ende des Geschäftsjahrs gekündigt werden, das mindestens fünf Zeitjahre (60 Monate) nach dem Beginn des Geschäftsjahrs von KCO endet, (i) von dessen Beginn an die finanzielle Eingliederung im Sinne des § 14 Abs. 1 Satz 1 Nr. 1 Körperschaftsteuergesetz (“KStG”)

7.2  Each Party may terminate this Agreement with three months’ notice to the end of a fiscal year of KCO. This Agreement can be terminated for the first time as of the end of the fiscal year that ends at least five years (Zeitjahre) (60 months) after the beginning of the fiscal year of KCO, (i) from the beginning of which the financial integration (finanzielle Eingliederung) within the meaning of Section 14 para. 1 sentence 1 no. 1 Corporate Income Tax Act erstmals vorliegt, und (ii) in dem der Anspruch auf Gewinnabführung nach Ziffer 2.1 oder Verlustübernahme nach Ziffer 3.1 i.V.m. Ziffer 6.2 dieses Vertrags erstmals besteht.

(Körperschaftsteuergesetz—”KStG”) exists for the first time and (ii) in which a claim to transfer profits under Section 2.1 or compensate a loss under Section 3.1 in conjunction with Section 6.2 of this Agreement first exists.

7.3  Jede Partei kann diesen Vertrag aus wichtigem Grund ohne Einhaltung einer Kündigungsfrist kündigen. Ein wichtiger Grund liegt insbesondere vor, wenn WS infolge einer Veräußerung oder Einbringung nicht mehr die Mehrheit der Stimmrechte an KCO zusteht, KCO in eine Personengesellschaft formgewechselt wird oder WS oder KCO als übertragender Rechtsträger im Wege der Verschmelzung oder Spaltung umgewandelt wird oder WS oder KCO liquidiert wird.

7.3  Each party can terminate this Agreement for good cause (wichtiger Grund) without compliance with any notice period. Good cause exists in particular if, as a result of a disposal or contribution, WS no longer holds the majority of the voting rights in KCO, if KCO is converted into a partnership, or WS or KCO as transferring entity is transformed by way of a merger or division or WS or KCO is liquidated.

7.4  Im Fall einer fristlosen Kündigung aus wichtigem Grund endet dieser Vertrag mit dem Ablauf des in der Kündigung genannten Tages, frühestens jedoch mit Ablauf desjenigen Tages, an dem die Kündigung zugeht.

7.4  In the event of termination for good cause, this Agreement lapses at the end of the day stated in the notice of termination, provided that this date is no earlier than the day on which notice of termination is served.

7.5 Die Kündigung bedarf der Schriftform (§ 126 BGB).	7.5 Any notice of termination must be in writing (Schriftform, Section 126 BGB).

7.6  Im Falle einer Beendigung dieses Vertrags im Laufe eines Geschäftsjahres von KCO ist KCO zur Abführung ihres Gewinns gemäß Ziffer 2 dieses Vertrages bzw. WS zum Ausgleich etwaiger Verluste von KCO gemäß Ziffer 3 dieses Vertrags bis zum Zeitpunkt der Beendigung des Vertrags verpflichtet. Zur Feststellung des Betrags der Gewinnabführung bzw. des Verlustausgleichs bei Beendigung dieses Vertrags im Laufe eines Geschäftsjahres wird KCO unverzüglich eine Stichtagsbilanz aufstellen.

7.6  In the event of a termination of this Agreement in the course of a fiscal year of KCO, KCO shall transfer its profit according to Section 2 of this Agreement or WS shall compensate any losses of KCO according to Section 3 of this Agreement until the termination of the Agreement. For the purpose of determining the amount of the profit transfer or loss assumption upon termination of this Agreement in the course of a fiscal year, KCO shall promptly prepare a balance sheet as of the effective date of termination (Stichtagsbilanz).

7.7 Wenn dieser Vertrag endet, hat WS den Gläubigern von KCO nach Maßgabe von § 303 AktG Sicherheit zu leisten.	7.7 Upon termination of this Agreement, WS must furnish security to the creditors of KCO under the conditions set forth in Section 303 AktG.

8. SCHLUSSBESTIMMUNGEN	8. MISCELLANEOUS

8.1  Sollten einzelne Bestimmungen dieses Vertrags ganz oder teilweise unwirksam oder undurchführbar sein oder werden oder sollte dieser Vertrag eine Regelungslücke enthalten, lässt dies (unwiderlegbar und ohne, dass eine Partei die Absicht der Parteien hierüber darlegen oder beweisen müsste) die Wirksamkeit und Durchführbarkeit der übrigen

8.1  Should any provision of this Agreement be or become invalid, ineffective, or unenforceable as a whole or in part, or should this Agreement contain an unintended gap, the validity, effectiveness, and enforceability of the remaining provisions shall not be affected thereby (irrefutably and without either Party having to demonstrate or prove the intention of the

Bestimmungen unberührt. Anstelle der unwirksamen oder undurchführbaren Bestimmung oder zur Ausfüllung der Regelungslücke gilt eine angemessene, wirksame und durchführbare Regelung als vereinbart, die dem am nächsten kommt, was die Parteien gewollt haben oder unter Berücksichtigung von Sinn und Zweck dieses Vertrags gewollt hätten unter Beachtung der Voraussetzungen einer Organschaft i.S. der § 14 KStG und § 2 Abs. 2 Satz 2 Gewerbesteuergesetz (“GewStG”), sofern sie den Punkt von vornherein bedacht hätten.

Parties in this respect). Any such invalid, ineffective, or unenforceable provision shall be deemed replaced by such valid, effective, and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective, or unenforceable provision in compliance with the requirements of a tax group within the meaning of § 14 KStG and § 2 para. 2 sentence 2 German Trade Tax Law (Gewerbesteuergesetz—”GewStG”).

8.2 Die Bestimmungen dieses Vertrags sind so auszulegen, dass sie den Anforderungen an die Anerkennung einer Organschaft i.S. der § 14 KStG und § 2 Abs. 2 Satz 2 GewStG entsprechen.

8.2  The provisions of this Agreement shall be interpreted in such a way that they comply with the requirements for the recognition of a tax group within the meaning of § 14 KStG and § 2 para. 2 sentence 2 GewStG.

8.3  Die Parteien erklären ausdrücklich, dass dieser Vertrag keine rechtliche Einheit (§ 139 BGB) mit anderen Rechtsgeschäften oder Vereinbarungen, die zwischen den Parteien getätigt oder abgeschlossen wurden oder werden, bildet oder bilden soll.

8.3  The Parties explicitly declare that this Agreement is not intended to form a legal unity (Section 139 BGB) with other legal transactions or agreements, which are or will be concluded and/or effected between the Parties.

8.4  Änderungen oder Ergänzungen dieses Vertrags bedürfen der Schriftform (§ 126 BGB), sofern nicht notarielle Beurkundung vorgeschrieben ist. Dies gilt auch für dieses Schriftformerfordernis. Im Übrigen gilt § 295 AktG.

8.4  Amendments and supplements to this Agreement must be in writing (Schriftform, § 126 BGB) to be effective unless notarization is required. This specifically applies to this clause requiring written form as well. Section 295 AktG applies.

8.5 Dieser Vertrag unterliegt dem Recht der Bundesrepublik Deutschland.	8.5 This Agreement is governed by the laws of the Federal Republic of Germany.

8.6 Soweit rechtlich zulässig, ist Düsseldorf Erfüllungsort für die beiderseitigen Verpflichtungen aus diesem Vertrag sowie ausschließlicher Gerichtsstand.	8.6 As far as legally permissible, Düsseldorf is the place of performance for reciprocal obligations under this Agreement and the exclusive legal venue.

[Unterschriftenseiten folgen]	[Signature pages follow]

Klöckner & Co SE

Düsseldorf, den 8 September 2026

/s/ Guido Kerkhoff	/s/ Dr. Oliver Falk
Guido Kerkhoff	Dr. Oliver Falk
Vorsitzender des Vorstands (CEO) / Chief Executive Officer (CEO)	Vorstand / Management Board Member

Worthington Steel GmbH

Frankfurt, a.M., den 8 September 2026

/s/ Adi Bikic	/s/ Roman Dominik Brück
Adi Bikic	Roman Dominik Brück
Geschäftsführer / Managing Director	Geschäftsführer / Managing Director